Exhibit 23.2


                     [ANNESS GERLACH & WILLIAMS LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the use in this Pre-Effective Amendment No. One to the Registration Statement of First Niles Financial, Inc. on Form SB-2/A, and Pre-Effective Amendment No. One to the Application for Conversion on Form AC, of our report dated February 2, 1998 (except for Note M, as to which the date is July 6, 1998), included herein, on the consolidated financial statements of Home Federal Savings and Loan Association of Niles as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the use of our tax opinion, to the incorporation by reference of such opinion as an Exhibit to the Form SB-2/A and Form AC, and to the reference to us under the headings "Experts" and "Legal and Tax Matters" in the Prospectus, which is part of the Registration Statement.


                                            /s/ Anness Gerlach & Williams



Youngstown, Ohio
August 28, 1998